REPORT OF
INDEPENDENT ACCOUNTANTS



To the Shareholders and Trustees of
  the Parkstone Group of Funds

We have audited the accompanying statements
 of assets and liabilities of the Parkstone Group of Funds (comprising, respectively, the Prime
Obligations Fund, U.S. Government Obligations
 Fund, Tax-Free Fund, Treasury Fund,  Small
Capitalization Fund, Mid Capitalization Fund
(formerly the Equity Fund), Large Capitalization
 Fund, International Discovery Fund, Limited
 Maturity Bond Fund, Intermediate Government
Obligations Fund, U.S. Government Income Fund,
 Bond Fund, Municipal Bond Fund, Michigan
 Municipal Bond Fund, Conservative Allocation
 Fund, Balanced Allocation Fund, Aggressive
Allocation Fund, and Equity Income Fund (formerly
 the High Income Equity Fund)), including the schedules of portfolio investments, as of June 30, 1997, and the related statements of operations, statements of changes in net assets, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Parkstone Group of Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with
 generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
 An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1997 by correspondence with the custodian and brokers or other auditing procedures where confirmations from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds comprising the Parkstone Group of Funds as of June 30,
1997, and the results of their operations and the changes in their net assets and the financial highlights for the periods referred to above in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.


Columbus, Ohio
August 25, 1997